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                                  EXHIBIT 10.9


                              SERVICE MARK LICENSE




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                         SERVICE MARK LICENSE AGREEMENT

            This SERVICE MARK LICENSE AGREEMENT ("Agreement") is made and entered into as of October 3, 2000, by and between BANNER'S CENTRAL ELECTRIC, INC., a California corporation ("Licensor") and HISPANIC EXPRESS, INC., a Delaware corporation ("Licensee"), with respect to the following:

                                    RECITALS

            WHEREAS, Licensor is the owner of the service mark "Central," which has been federally registered pursuant to Application Serial No. 74/302,910, filed August 10, 1992 (the "Mark"); and

            WHEREAS, Licensee desires to obtain a license to use the Mark in connection with the rental and sale of various consumer items, including consumer electronic goods, household appliances and furniture, the provision of travel agency services, and activities related thereto (collectively, the "Licensed Services"), and Licensor is willing to grant to Licensee a license to use the Mark in connection with the marketing and provision of the Licensed Services, pursuant to the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, based on the foregoing premises, in consideration of the mutual promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Grant of License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, a non-exclusive license in and to the Mark for the purpose of marketing and providing the Licensed Services throughout the world.

2. Reservation of Rights. All rights not expressly granted to Licensee under this Agreement are hereby reserved by Licensor. Without limiting the generality of the foregoing, Licensor shall have the right to use, and to authorize others to use, the Mark in connection with any goods or services whatsoever. Licensee shall have no right to grant sub-licenses in or to the Mark without the prior written consent of Licensor in each instance.

3. Mark Ownership and Retention of Rights. Licensor represents and warrants that it is the owner of all right, title, and interest in and to the Mark for use with the Licensed Services. As between Licensor and Licensee, Licensor will retain all right, title and interest in and to the Mark except for the limited license rights expressly granted to Licensee under this Agreement, and all use of the Mark, as permitted under this Agreement, shall inure to the benefit of Licensor. Licensee shall not, directly or indirectly, during the term of this Agreement or thereafter, challenge the ownership or validity of the Mark or assist any third party in doing the same. Licensee shall not file any applications to register the Mark in any country of the world for any goods or services. Licensee shall cooperate with Licensor in the filing and prosecution of applications to register the Mark, to the extent reasonably requested by Licensor.

4. Quality Control. Licensee shall use its best efforts to market and promote the Licensed Services according to the highest standards of quality. Licensor shall have the right to inspect

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Licensee's marketing and provision of the Licensed Services and to determine whether Licensee's use of the Mark is satisfactory to Licensor. All Licensed Services (and any packaging therefor) marketed or provided by Licensee using the Mark shall contain a trademark notice that is acceptable to Licensor in Licensor's sole and exclusive discretion.

5. Infringement. Licensee shall notify Licensor promptly of any infringement by any third party of the Mark of which Licensee becomes aware. Licensor shall have the sole and exclusive right, but not the obligation, to take such action as Licensor deems appropriate upon such notice. Licensor shall have the right, but not the obligation, to take and control any legal action undertaken under this Section. Licensee agrees to cooperate fully in any action taken by Licensor and shall take no action (legal or otherwise) relating to such infringement without Licensor's prior written consent in each instance. If Licensor takes and controls any legal action, settlement proceeds, damages or other recovery shall be for the sole benefit and account of Licensor and Licensee shall, upon Licensor's written request, be named, joined and participate in such legal action as a nominal plaintiff and cooperate with Licensor in such action as shall be reasonably requested by Licensor.

6.      Indemnification.

            6.1 Indemnification By Licensor. Licensor shall defend, indemnify and hold harmless Licensee, its subsidiaries, affiliates, successors, assigns, predecessors, stockholders, officers, directors, agents, employees, attorneys and representatives, and all personnel of each of them, past or present (all of the foregoing parties referred to collectively as the "Licensee Indemnified Parties"), from and with respect to any loss or damage (including, but not limited to, reasonable attorneys' fees and costs) incurred or suffered by Licensor that relates to, arises from or is connected to any claim, suit or proceeding (collectively, a "Claim") brought by a third party against Licensee:
(i) insofar as such Claim is based on an assertion alleging facts or circumstances that, if true, would constitute a breach of any representation or warranty of Licensor set forth in the first sentence of Section 5 above and (ii) if Licensee gives Licensor prompt written notice of any Claim and provides Licensor such reasonable cooperation and assistance as Licensor may request from time to time in the defense thereof.

            6.2 Indemnification By Licensee. Licensee shall indemnify and hold harmless Licensor, its subsidiaries, affiliates, successors, assigns, predecessors, stockholders, officers, directors, licensors, agents, employees, attorneys and representatives, and all personnel of each of them, past or present (all of the foregoing parties referred to collectively as the "Licensor Indemnified Parties"), from and with respect to any loss or damage (including, but not limited to, reasonable attorneys' fees and costs) incurred or suffered by Licensor that relates to, arises from or is connected to any Claim brought by a third party against any of the Licensor Indemnified Parties: (i) insofar as such Claim is based on an assertion alleging facts or circumstances that, if true, would constitute a breach of any representation, warranty, covenant or other provision of this Agreement by Licensee and (ii) if Licensor gives Licensee prompt written notice of any such Claim and provides Licensee such reasonable cooperation and assistance as Licensee may request from time to time in the defense thereof.

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            6.3 Sole and Exclusive Remedy for Infringement. If the Mark is
determined by a court of competent jurisdiction pursuant to a final adjudication to infringe the rights of a third party, Licensee's sole and exclusive remedy shall be to terminate this Agreement.

7.      Limitations of Liability; No Consequential Damages.

            NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, PUNITIVE, INCIDENTAL, OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE LIKELIHOOD THEREOF. Without limitation of the foregoing, neither party to this Agreement shall be liable to the other by reason of termination of this Agreement and for damages on account of any loss of prospective profits on anticipated sales or on account of expenditures, investments, leases or other commitments relating to the business or goodwill of either party.

8. Term. This Agreement shall become effective on the date first set forth above and shall continue for a period of one (1) year thereafter. This
Agreement shall automatically be renewed for additional one (1) year terms unless either party gives notice to the other party of its intention not to renew the Agreement, which notice must be given not less than ninety (90) days before the end of the initial or renewal term, as applicable. The initial one
(1) year term and any additional renewed terms are collectively referred to in this Agreement as the "Term." Notwithstanding the foregoing, neither party shall be under any obligation to renew or extend this Agreement or to enter into any new agreement with the other party following the expiration of the Term.

9.      Termination.

            9.1 Termination by Licensor. Licensor shall have the right to terminate this Agreement as follows:

            (a) At any time upon six (6) month's notice with or without any cause or reason;

            (b) At any time if Licensee is in default of any provision of this Agreement and such default remains uncured for a period of thirty (30) days after Licensee is given written notice of such default by Licensor; or

            (c) Immediately without notice if there is a change of control of Licensee. For purposes of this Section the phrase "change in control" shall be afforded its broadest interpretation, and shall include, without limitation, (i) the change in ownership of a majority of the outstanding securities of Licensee that give such securities' owner voting control of Licensee, (ii) the acquisition of Licensee by or merger of Licensee with a third party and (iii) the sale of all or substantially all of the assets of Licensee.

            9.2 Termination by Licensee. Licensee shall have the right to terminate this Agreement if Licensor is in default of a material provision of this Agreement and such default remains uncured for a period of thirty (30) days after Licensor is given written notice of such default by Licensee.

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            9.3 Effect of Termination. Upon the expiration or earlier
termination of this Agreement, Licensee shall cease all display, advertising and use of the Mark and shall not thereafter display, advertise or use any name, mark or logo that is similar to or confusing with the Mark. Neither party shall be under any obligation of any kind whatsoever to the other party by reason of any failure or refusal to renew or extend the operation of this Agreement or to enter into any new agreement with the other party following the expiration of the Term.

10. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the appropriate party at 5480 East Ferguson Drive, Commerce, California, 90022, attention: Secretary, or to such changed address as such party may have given by notice hereunder.

11.     General Provisions.

            11.1 Specific Performance. If Licensee should default in any of Licensee's obligations under this Agreement, Licensee acknowledges that Licensor may be irreparably damaged and that it would be extremely difficult and impractical to measure such damage. Accordingly, Licensee acknowledges that Licensor, in addition to any other available rights or remedies, shall be entitled to specific performance, injunctive relief and any other equitable remedy, and Licensee waives the defense that a remedy at law or damages is adequate.

            11.2 Independent Parties. Nothing contained herein shall be deemed to create or construed as creating a joint venture or partnership between Licensor and Licensee. Neither party is, by virtue of this Agreement or otherwise, authorized as an agent or legal representative of the other party. Except as may be expressly for in this Agreement, neither party is granted any right or authority under this Agreement to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party or to bind such other party in any manner

            11.3 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto and supersedes any and all prior or contemporaneous representations, understandings and agreements between Licensor and Licensee with respect to the subject matter hereof.

            11.4 Amendments. This Agreement shall not be modified, amended, supplemented or in any way altered except by an instrument in writing signed by Licensee and Licensor.

            11.5 Waiver. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom the waiver is sought to be enforced. No failure or delay by either party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of such right, power, or remedy. No waiver of any provision, condition or default of this Agreement shall be construed as a waiver of any other provision, condition or default.

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            11.6 Severability of Provisions. In the event that any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

            11.7 Assignment. Licensee shall not assign or transfer this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of Licensor, which consent may be granted or withheld by Licensor in its sole and exclusive discretion. Any attempted assignment without such consent shall be null and void. Licensor shall be free to assign or transfer this Agreement or any interest herein in Licensor's sole and exclusive discretion.

            11.8 Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective legal successors and permitted assigns and, with respect to Licensee, to Licensee's subsidiaries, whether existing on the date first set forth above or thereafter.

            11.9 Governing Law, Forum and Jurisdiction. The validity, construction, interpretation and legal effect of this Agreement shall be governed by the laws and judicial decisions of the State of California applicable to contracts entered into and performed entirely within the State of California and the Federal laws of the United States. Licensor and Licensee expressly agree that any action at law or in equity arising out of or relating to this Agreement shall be filed and maintained only in the courts of the State of California for the County of Los Angeles, or the United States District Court for the Central District of California. The parties hereby consent and submit to the personal jurisdiction of such courts for the purposes of litigating any such action.

            11.10 Attorneys' Fees. In the event any litigation or other proceeding is brought by either party arising out of or relating to this Agreement, the prevailing party in such litigation or other proceeding shall be entitled to recover from the other party all costs, attorneys' fees and other expenses incurred by such prevailing party in such litigation or other proceeding.

            11.11 No Third Party Rights. Except as may be expressly provided for, this Agreement is not for the benefit of any third party and shall not be considered to grant any right or remedy to any third party whether or not referred to in this Agreement.

            11.12 Headings. The section headings of this Agreement are intended as a convenience only and shall not affect the interpretation of its provisions.

            11.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

            11.14 Survival. The rights and obligations set forth in Sections 2, 3, 5, 6, 7, 10 and 11 shall survive the expiration or any earlier termination of this Agreement for any reason whatsoever.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


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LICENSOR:                                LICENSEE:

BANNER'S CENTRAL ELECTRIC, INC.          HISPANIC EXPRESS, INC.




By: /s/ Gary M. Cypres                   By: /s/ Gary M. Cypres
    -------------------------------          -----------------------------------
    Gary M. Cypres, Chief Executive          Gary M. Cypres,
    Officer and President                    Chief Executive Officer, Chief
                                             Financial Officer and Secretary